As filed with the Securities and Exchange Commission on August 25, 2021.

Registration No. 333-259053

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8

REGISTRATION STATEMENT UNDER THE

Securities Act of 1933

KONATEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	80-0973608
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

500 N. Central Expressway, Suite 202

Plano, Texas 75074

(Address of Principal Executive Offices)

KonaTel, Inc. 2018 Incentive Stock Option Plan

(“2018” Incentive Stock Option Plan [year designation reflects change to calendar year end in 2017])

(Full title of the plan)

D. Sean McEwen, Chairman and CEO

500 N. Central Expressway, Suite 202

Plano, Texas 75074

Name and address of agent for service

Telephone number, including area code, of agent for service: (214) 323-8410

Copies to:

Leonard W. Burningham, Esq.

P. O. Box 521844

Salt Lake City, Utah 84152-1844

(801) 363-7411

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging Growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

The purpose of this Post-Effective Amendment No. 2 to this S-8 Registration Statement is to remove 253,764 shares of the Registrant’s common stock underlying unexercised incentive stock options. This amendment leaves 6,148,120 remaining registered shares equaling 1,648,120 shares issued and 4,500,000 reserved shares for future issuance.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on March 20, 2023.

KONATEL, INC.

Date: March 20, 2023                                                               By /s/D. Sean McEwen

D. Sean McEwen

Chairman and CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date: March 20, 2023                                                               /s/ D. Sean McEwen

D. Sean McEwen

Chairman and CEO

Date: March 20, 2023                                                               /s/ Charles D. Griffin

Charles D. Griffin

President

Date: March 20, 2023                                                               /s/ Brian R. Riffle

Brian R. Riffle

Chief Financial Officer

Date: March 20, 2023                                                               /s/ Todd Murcer

Todd Murcer

Executive Vice President of Finance and Secretary

Date: March 20, 2023                                                               /s/ Robert Beaty

Robert Beaty

Director

Date: March 20, 2023                                                                /s/ Jeffrey Pearl

Jeffrey Pearl

Director and Assistant Secretary